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Exhibit 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Stockholders,
Schlotzsky's, Inc.:


We have issued our reports dated March 2, 2001, accompanying the consolidated financial statements and schedule included in the Annual Report of Schlotzsky's, Inc. on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Schlotzsky's, Inc. on Forms S-8 (File No. 333-57077, effective June 17, 1998 and File No. 333-37785, effective October 14, 1997 and File No. 333-03809, effective May 15, 1996).



GRANT THORNTON LLP

Dallas, Texas
March 2, 2001